Exhibit 23.1

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 7, 2003, except for Note 24, as to which the date is March 19, 2003, relating to the financial statements and financial statement schedule of Telaxis Communications Corporation, which appears in Telaxis Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP
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Hartford, Connecticut
April 11, 2003